Exhibit 4.28C

REVOLVING LOAN NOTE

$70,000,000.00
December 1, 2005	New York, New York

FOR VALUE RECEIVED, Borrowers (as defined below), promises to pay Bank of America, N.A. (“Payee”) or its registered assigns, on or before the Maturity Date (as defined in the Loan Agreement), the lesser of (a) SEVENTY MILLION DOLLARS ($70,000,000) and (b) the unpaid principal amount of all advances made by Payee to Borrowers as Revolving Loans under the Loan Agreement referred to below.

Borrowers also promise to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times provided in that certain Amended and Restated Loan and Security Agreement, dated as of December 1, 2005 (as amended, supplemented, waived or otherwise modified from time to time, the “Loan Agreement”), among Clean Harbors, Inc. and the other borrowers listed on the signature page hereof (the “Borrowers”), Credit Suisse (“Credit Suisse”), as administrative agent for the LC Facility, and collateral agent for the LC Facility, Bank of America, N.A., (“BANA”), as administrative agent for the Revolving Facility, (in such capacity, the “Revolving Facility Administrative Agent”), collateral agent for the Revolving Facility and sole arranger and bookrunner for the Revolving Facility, BANA, as syndication agent for the LC Facility, Credit Suisse and Banc of America Securities LLC, as joint lead arrangers under the LC Facility and Credit Suisse as sole bookrunner under the LC Facility.

This Note is one of the “Revolving Loan Notes” provided for in the Loan Agreement and is issued pursuant to and entitled to the benefits of the Loan Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.

All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Revolving Facility Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Loan Agreement.  Unless and until an Assignment and Acceptance effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Revolving Facility Administrative Agent and recorded in the Revolving Register as provided in the Loan Agreement, Borrowers, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby.  Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrowers hereunder with respect to payments of principal of or interest on this Note.

THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Loan Agreement.

The terms of this Note are subject to amendment only in the manner provided in the Loan Agreement.

No reference herein to the Loan Agreement and no provision of this Note or the Loan Agreement shall alter or impair the obligations of Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

Borrowers promise to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Loan Agreement, incurred in the collection and enforcement of this Note.  Borrowers and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.

IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

CLEAN HARBORS, INC.

ALTAIR DISPOSAL SERVICES, LLC

BATON ROUGE DISPOSAL, LLC

BRIDGEPORT DISPOSAL, LLC

CH INTERNATIONAL HOLDINGS, INC.

CLEAN HARBORS ANDOVER, LLC

CLEAN HARBORS ANTIOCH, LLC

CLEAN HARBORS ARAGONITE, LLC

CLEAN HARBORS ARIZONA, LLC

CLEAN HARBORS BATON ROUGE, LLC

CLEAN HARBORS BDT, LLC

CLEAN HARBORS BUTTONWILLOW, LLC

CLEAN HARBORS CHATTANOOGA, LLC

CLEAN HARBORS COFFEYVILLE, LLC

CLEAN HARBORS COLFAX, LLC

CLEAN HARBORS DEER PARK, L.P.

CLEAN HARBORS DEER TRAIL, LLC

CLEAN HARBORS DISPOSAL SERVICES, INC.

CLEAN HARBORS FINANCIAL SERVICES
COMPANY

CLEAN HARBORS FLORIDA, LLC

CLEAN HARBORS GRASSY MOUNTAIN, LLC

CLEAN HARBORS KANSAS, LLC
CLEAN HARBORS LAPORTE, L.P.
CLEAN HARBORS LONE MOUNTAIN, LLC
CLEAN HARBORS LONE STAR CORP.
CLEAN HARBORS LOS ANGELES, LLC
CLEAN HARBORS OF TEXAS, LLC
CLEAN HARBORS PECATONICA, LLC
CLEAN HARBORS PLAQUEMINE, LLC
CLEAN HARBORS PPM, LLC
CLEAN HARBORS REIDSVILLE, LLC
CLEAN HARBORS SAN JOSE, LLC
CLEAN HARBORS TENNESSEE, LLC

CLEAN HARBORS WESTMORLAND, LLC
CLEAN HARBORS WHITE CASTLE, LLC
CROWLEY DISPOSAL, LLC
DISPOSAL PROPERTIES, LLC
GSX DISPOSAL, LLC
HARBOR MANAGEMENT CONSULTANTS, INC.
HARBOR INDUSTRIAL SERVICES TEXAS, L.P.
HILLIARD DISPOSAL, LLC

NORTHEAST CASUALTY REAL PROPERTY, LLC

ROEBUCK DISPOSAL, LLC

SAWYER DISPOSAL SERVICES, LLC

SERVICE CHEMICAL, LLC

TULSA DISPOSAL, LLC

CLEAN HARBORS ENVIRONMENTAL SERVICES,
INC

CLEAN HARBORS OF BRAINTREE, INC.

CLEAN HARBORS OF NATICK, INC.

CLEAN HARBORS SERVICES, INC.

MURPHY’S WASTE OIL SERVICE, INC.

CLEAN HARBORS KINGSTON FACILITY
CORPORATION

CLEAN HARBORS OF CONNECTICUT, INC.

SPRING GROVE RESOURCE RECOVERY, INC.

By:	/s/ Stephen Moynihan
	Name:	Stephen Moynihan
	Title:	Vice President

TRANSACTIONS ON REVOLVING LOAN NOTE

Date	Amount of Loan Made This Date	Amount of Principal Paid This Date	Outstanding Principal Balance This Date	Notation Made By